UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 21, 2007, Natus Medical Incorporated (the “Company”) filed a Current Report on Form 8-K to, among other things, report that the Board of Directors of the Company had approved an amendment to the Company’s Bylaws. The Bylaws filed with the Current Report on Form 8-K were those in effect prior to the amendment being reported. This Form 8-K/A is being filed to provide the correct form of the Company’s Bylaws, as amended. The amended Bylaws are attached as Exhibit 3.1 to this Form 8- K/A.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On December 19, 2007, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Bylaws to be effective immediately. The amendment, which consolidated Article 6, Sections 6.1 and 6.2 into an amended section 6.1, and renumbered Sections 6.3, 6.4 and 6.5 as Sections 6.2, 6.3 and 6.4, respectively, provides that (i) the Board may provide that some or all of the Company’s stock shall be evidenced by uncertificated shares and (ii) any resolution by the Board providing for uncertificated shares will not apply to shares represented by a certificate until the certificate is surrendered to the Company, and also makes related changes.

A copy of the amended Bylaws are attached as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Description
3.1	Amended Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: June 18, 2008	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer

Exhibit Index

Number	Description
3.1	Amended Bylaws of the Company